Exhibit 77Q1(a) and 77Q1(d)

ARTICLES SUPPLEMENTARY
TO
ARTICLES OF INCORPORATION
OF
LORD ABBETT GLOBAL FUND, INC.

LORD ABBETT GLOBAL FUND, INC. (hereinafter called the “Corporation”), a Maryland corporation having its principal office c/o The Prentice-Hall Corporation System, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST:  The Corporation filed its original Articles of Incorporation with the State Department of Assessments and Taxation of Maryland on February 23, 1988 (as heretofore amended, the “Articles”).

SECOND:  Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of capital stock of the Corporation into series and classes under Article V, Section 1 of the Articles, the Board of Directors hereby creates a new series of stock, the legal name of which shall be Lord Abbett Emerging Markets Local Bond Fund, with Classes A, C, F, I, R2, and R3.

THIRD:  The Corporation presently has authority to issue 1,365,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $1,365,000. The Board of Directors has previously classified and designated the Corporation’s shares as follows:
Lord Abbett Global Allocation Fund
Class A – 430,000,000 shares
Class B – 15,000,000 shares
Class C – 20,000,000 shares
Class F – 20,000,000 shares
Class I – 15,000,000 shares
Class P – 20,000,000 shares
Class R2 – 20,000,000 shares
Class R3 – 20,000,000 shares
Lord Abbett Emerging Markets Currency Fund
Class A – 415,000,000 shares
Class B – 30,000,000 shares
Class C – 100,000,000 shares
Class F – 100,000,000 shares
Class I – 100,000,000 shares
Class P – 20,000,000 shares
Class R2 – 20,000,000 shares
Class R3 – 20,000,000 shares

FOURTH:  In accordance with  § 2-105(c) of the Maryland General Corporation Law, the total number of shares of capital stock that the Corporation shall have the authority to issue is hereby increased to 2,000,000,000, of the par value $.001 each, having an aggregate par value of $2,000,000.

FIFTH: Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby classifies the 635,000,000 newly authorized but unclassified and unissued shares, as follows:

Lord Abbett Emerging Markets Local Bond Fund
Class A – 350,000,000 shares
Class C – 85,000,000 shares
Class F – 85,000,000 shares
Class I – 85,000,000 shares
Class R2 – 15,000,000 shares
Class R3 – 15,000,000 shares

SIXTH:  Subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation hereby classified as specified in Article Fifth above shall be invested in the same investment portfolio of the Corporation and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

SEVENTH:  Following the increase in authorized shares as specified in Article Fourth above and the classification of authorized by unclassified and unissued shares as specified in Article Fifth above, the Corporation has authority to issue 2,000,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $2,000,000.  The authorized shares of the Corporation are classified and designated as follows:
Lord Abbett Global Allocation Fund
Class A – 430,000,000 shares
Class B – 15,000,000 shares
Class C – 20,000,000 shares
Class F – 20,000,000 shares
Class I – 15,000,000 shares
Class P – 20,000,000 shares
Class R2 – 20,000,000 shares
Class R3 – 20,000,000 shares

Lord Abbett Emerging Markets Currency Fund
Class A – 415,000,000 shares
Class B – 30,000,000 shares
Class C – 100,000,000 shares
Class F – 100,000,000 shares
Class I – 100,000,000 shares
Class P – 20,000,000 shares
Class R2 – 20,000,000 shares
Class R3 – 20,000,000 shares

Lord Abbett Emerging Markets Local Bond Fund
Class A – 350,000,000 shares
Class C – 85,000,000 shares
Class F – 85,000,000 shares
Class I – 85,000,000 shares
Class R2 – 15,000,000 shares
Class R3 – 15,000,000 shares

EIGHTH:  The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.  The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with § 2-105(c) of the Maryland General Corporation Law.  The shares of stock of the Corporation hereby classified or reclassified as specified in Article Fifth above have been duly classified by the Board of Directors under the authority contained in the Articles.

NINTH:  Pursuant to § 2-208.1(d)(2) of the Maryland General Corporation Law, the Articles Supplementary to the Articles set forth herein shall become effective on February 7, 2013.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and witnessed by its Vice President and Assistant Secretary on February 4, 2013.

LORD ABBETT GLOBAL FUND, INC.

By: /s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary

WITNESS:

/s/ Thomas R. Phillips
Thomas R. Phillips
Vice President and Assistant Secretary

THE UNDERSIGNED, Vice President and Secretary of LORD ABBETT GLOBAL FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary